Exhibit 23.1

MICHAEL POLLACK CPA
46 EQUESTRIAN LANE
CHERRY HILL, NJ 08003
TEL (215) 588-5299
FAX (609) 482-8018

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

I consent to the use in this Registration Statement of Driver Passport, Inc. on Form SB-2 of my audit report dated April 6, 2006 and interim report dated June 6, 2006 for Driver Passport, Inc. appearing in this Registration Statement. I also consent to the reference to me under the heading “Experts.”

/s/ Michael Pollack
Michael Pollack, CPA Cherry Hill, NJ July 6, 2006